UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2007
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Lam Research Corporation today announced that it is in receipt of an additional Nasdaq Staff Determination letter dated November 7, 2007, advising Lam that it is not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter, which the Company had expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing of Lam’s Quarterly Report on Form 10-Q for the quarter ended September 23, 2007. This follows a similar letter received on August 27, 2007 indicating that Lam was not in compliance with the filing requirements for continued listing due to the delayed filing of Lam’s Annual Report on Form 10-K for the year ended June 24, 2007. Lam plans to present its views with respect to this additional deficiency to the Nasdaq Listing Qualification Panel (the “Panel”) in writing no later than November 14, 2007.
Lam previously announced its intention to request a hearing before the Panel and was granted a hearing that was held on October 11, 2007, in which Lam’s management presented its plan to regain compliance with Nasdaq’s filing requirements with respect to the Annual Report on Form 10-K. Pending a decision of the Panel, Lam’s shares will continue to be listed on the NASDAQ Global Select Market. There can be no assurance that the Panel will grant Lam’s request for an extension that would allow the continued listing of Lam’s common stock on the NASDAQ Global Select Market.
As the Company has previously disclosed, an independent committee of the Company’s Board of Directors, composed of two independent board members appointed by the Board of Directors, is conducting a review of the Company’s historical stock option practices and related accounting. The voluntary review arose after the Company’s independent auditors performed auditing processes, pursuant to recent guidance from the Public Company Accounting Oversight Board (“PCAOB”), relating to the Company’s historical stock option grant programs and procedures as part of its fiscal year-end 2007 audit. The Independent Committee is working with independent outside legal counsel to complete this review as quickly as possible. At this time the review is ongoing and the Company will not be in a position to file the delayed 2007 Form 10-K or September Form 10-Q until after the completion of the review and until the Company can determine whether it needs to record any non-cash adjustments to compensation expense related to prior stock option grants.
On November 13, 2007, the Company issued a press release announcing receipt of the Nasdaq notice. The press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Document
99.1	Text of press release issued by Lam Research Corporation dated November 13, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 13, 2007

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Text of press release issued by Lam Research Corporation dated November 13, 2007